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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

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                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     November 20, 1997
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                          Moonlight International Corp.
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                (Exact name of registrant as specified in charter)


    Delaware                     0-26070                   13-3859185
(State or Other                (Commission               (IRS Employer
Jurisdiction of                File Number)              Identification
Incorporation)                                               Number)

18 Reynolds Street, Norwalk, Connecticut                           06855
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code    203-854-1000
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        (Former name or former address, if changed since last report)

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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGISTRATION S

      The following information is furnished in accordance with Item 701 of Regulation S-B as to all equity securities of Moonlight International Corp. (the "Company") sold by the Company that were not registered under the Securities Act of 1933 ("Act") in reliance upon Regulation S under the Act.

A.    Title and amount of securities sold and the date of the transaction -
      On or about May 20, 1997, the Company received the net proceeds of the sale of debt obligations in the principal amount of Two Hundred Thousand Dollars ($200,000). On or about November 20, 1997, the Company issued 700,000 shares of $.0001 par value common stock sold at $0.30 per share in consideration of the cancellation of such indebtedness, including all interest accrued thereon ($200,000 principal and $10,000 accrued interest).

B.    Name of the placement agent(s) is - None

C. Consideration received - Total gross consideration of Two Hundred Ten Thousand Dollars ($210,000) was used to convert the indebtedness described in Item 9.A. above into equity. The Company had received $200,000 in accordance with the terms and conditions of a secured promissory note and security agreement entered into on May 20, 1997, which agreement also required interest payments at the rate of 10% per annum. Subsequently, the aforesaid promissory note and security agreement were canceled with the lenders entering into an Off-Shore Securities Subscription Agreement on November 20, 1997 to purchase 700,000 shares at $.30 per share, which purchase price was equal to the amount then due pursuant to the aforesaid loan documents and in complete cancellation and full satisfaction of such loan obligations. The Company, on November 20, 1997, instructed its transfer agent to issue the underlying shares of common stock (700,000 shares) in accordance with aforesaid Off-Shore Securities Subscription
      Agreement.

D. Persons or classes of persons to whom the securities were sold and exemption from registration claimed - Non-U.S. persons eligible for utilization of Regulation S under the Act as not being a "U.S. person" as defined in Rule 902(o), which person(s) has warranted and represented in an Off-Shore Securities Subscription Agreement that he or it is eligible to utilize such exemptions as afforded to non-U.S. persons in accordance with aforesaid Regulation S under the Act.


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                                  SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MOONLIGHT INTERNATIONAL CORP.



Date: December 4, 1997                   By /s/ Werner Heim
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                                            Werner Heim, President